HANGOVER JOE'S HOLDING CORPORATION

INVESTOR PACKET


OFFICIAL LICENSED PRODUCT FROM
THE MOVIE
HANGOVER


Get Over It!
citrus recovery shot
HANGOVER RECOVERY SHOT
WHOSE BABY IS THIS?
Alan
2.0 fl. oz. (59ml)
Phil
I STOLE A POLICE CAR
Stu
AM I MISSING A TOOTH?

Financial Projections

	Fiscal 2012	Fiscal 2013	Fiscal 2014
Shot Sales	$ 1,865,616	$ 7,502,000	$ 21,260,000
Total Revenues	$ 1,865,616	$ 7,502,000	$ 21,260,000
Cost of Goods Sold	$ 1,134,256	$ 3,000,800	$ 6,378,000
Gross Profit	$ 731,360	$ 4,501,200	$ 14,882,000
General and Administrative	$ 881,371	$ 898,998	$ 916,978
Selling and Marketing	$ 487,424	$ 2,475,660	$ 8,185,100
Total Operating Expenses	$ 1,368,795	$ 3,374,658	$ 9,102,078
EBITDA	$ (637,435)	$ 1,126,542	$ 5,779,922
Other Expenses:			
Interst Expense (Income)	$ -	$ -	$ -
Other	$ -	$ -	$ -
Total Other Expense (Income)	$ -	$ -	$ -
Net (Loss) Income Before Taxes	$ (637,435)	$ 1,126,542	$ 5,779,922
Income Tax Expense	$ -	$ 416,820	$ 2,138,571
Net (Loss) Income	$ (637,435)	$ 709,721	$ 3,641,351


Get Over It
citrus recovery shot
THE HANGOVER RECOVERY SHOT
WHOSE BABY IS THIS?
Alan
YOU MESSING WITH THE WRONG GUY.
Mr. Chow
Doug
HAVE YOU SEEN THIS MAN?
Phil
Stu
AM I MISSING A TOOTH?
WHERE'S DOUG?
2.0 fl. oz. (59ml)
Dietary Supplement

Overview

Hangover Joe's Relief Shots originated as an idea by Michael Jaynes and Shawn Adamson, as a new venture to fill a gap in the market for an effective "morning after" hangover remedy. Michael Jaynes is an attorney who is familiar with patent law and Shawn Adamson is a marketing expert who was able to recognize the market demand for a product like this. Early in 2009 the two commissioned a biochemist to help them develop a hangover remedy that would relieve drinkers of the awful effects of a hangover. The concoction formulated by the biochemist has proven to be a viable product that effectively relieves consumers of a hangover, via the use of a proprietary, patented formula.

During 2010, the two began to realize the magnitude of what they were creating and began to build the infrastructure necessary for a national consumer products company. This included, but was not limited to developing packaging concepts, pursuing strategic partners, hiring a range of key employees, and attending trade shows to gain exposure to the market.

Product and Corporate Evolution

The company currently has a range of packaging variations. Traditionally the shots are sold individually in convenience and retail stores, similar to 5-hour energy. However, they are also available in 2 shot packs, 12 shot cartons, and 24 shot cases online. Further, they reached an agreement with a manufacturer based out of Atlanta, Georgia. Currently all Hangover Joe's product is manufactured and shipped out of this location. Finally during this time, Mr. Jaynes and Mr. Adamson made a couple of key additions to the Hangover Joe's team with the acquisition of Mike Malm (Corporate Director) and John Swanson (Director of Key Accounts). Both of these men are highly regarded as experts in the consumer products industry. The expertise of these two individuals brought a wealth of knowledge and a fresh new direction for the company.

Warner Bros. "The Hangover" Licensing Agreement

As part of the new direction the company began sponsoring and attending events across the country. In 2011 while at the Nightclub and Bar Show in Las Vegas, NV, Hangover Joe's was approached by a veteran licensing expert who was attracted to the Hangover Joe's exhibit. It was this initial introduction that led to Hangover Joe's becoming an officially licensed product by Warner Brother's consumer products division in July of 2011, regarding the name and likeness around "The Hangover" movie franchise. This agreement proved to be a watershed event for Hangover Joe's and by September of 2011 the company had re-designed the packaging and promotion materials around the theme of the movie. The first movie, "The Hangover," grossed $467,483,912 at the box office and "The Hangover Part II" grossed $581,464,305. Warner Brother's has announced that "The Hangover Part III" is in pre-production stages; the continuation of the movie trilogy is certain to keep the licensing deal relevant.

Sales and Distribution

Following the September launch, Hangover Joe's generated sales of approximately $300,000 in revenue out of 15,000 stores (including all 7-11 national stores) through the end of the calendar year. Hangover Joe's is adding new distributors every month. Since the beginning of year Hangover Joe's has added 12 beverage distributors who will be ordering one pallet per month ($9200) in the beginning and 2-3 pallets per month once they are fully active; this includes eight new distributors in the last six weeks. The company will do $1,800,000 in sales this year and is projected to do $7,5000,000 in 2013. Much of the rapid growth in sales can be attributed to international distribution expansion. Hangover Joe's has recently entered into an agreement with distributors in Canada and Australia that will account for nearly $2,500,000 in 2013.

About the Market

Statistics suggest that there are over 152 million "hangover" incidents per month in the United States. The CDC's definition of a "hangover" would include the college kid who woke up the morning after a night out to find that he drank way too much, but it would also include a soccer mom who is a teetotaler but on occasion drinks a glass of wine and finds it results in a headache. The Mayo Clinic warns that, "A single alcoholic drink is enough to trigger a hangover for some people" meaning that anyone who drinks to any extent is potentially exposed to hangovers. This broad spectrum of "hangovers," is why the market is so large. Hangover Joe's views the opportunity for hangover shots as a virgin market with great Greenfield characteristics. They have already become the largest company in the space and yet continue to grow exponentially. The potential of the distribution market domestically is huge, in addition to the 7-11 agreement, Hangover Joe's has been approved as a vendor by CoreMark which sells to ~30,000 convenience stores and McLane (a Berkshire Hathaway company), which is the largest distributor in the country. Finally, Hangover Joe's has just announced a new partnership with GBS Growth Partners, who is a leading advisory to the beverage industry. This partnership will include advisory services in everything from brand design and consumer marketing plans, to establishing retail and distribution contacts, gaining availability in target channels, to equity strategies and capital investment. Their services range from strategic advice all the way to hands on implementation. In addition to working with Hangover Joe's, GBS is also currently working with The Coca-Cola Company, Celsius, Wolfgang Puck and Rebootizer. Excluding McLane, Hangover Joe's believes that the contracts in place and those that are in process (final stage of agreement) could place Hangover Joe's in excess of 65,000 stores in the United States.



Management Bios

Michael Jaynes, President and Chief Executive Officer

Mr. Jaynes has over 21 years experience as a trial attorney, most recently in his own firm of Michael Jaynes, P.C. in Jackson, Tennessee. Prior to private practice, Mr. Jaynes was an employee of the Tennessee Supreme Court as

an Assistant Public Defender. In 2008, Mr. Jaynes retired from the practice of law and has been involved in developing what is now Hangover Joe's, Inc. and was responsible for writing their patent.

AMHC Managed Services, Inc., Chief Financial Officer

JW Roth is the CEO and Co-Founder of Accredited Members Acquisition Corp., the parent company of AMHC Manage Services, Inc. JW is also an officer and director for AMHC Manage Services, Inc. Mr. Roth has been instrumental in financing several public and private companies, including; IMI Global, Inc. (WFCF), Sound Technologies, Aspen Bio (APPY), and Fear Creek Ranches.

Michael Malm, Vice President of Sales & Marketing

Mr. Malm has been an Executive VP of the Crystal Art Gallery since 2003, where he has successfully developed a staff of designers to create wall décor for major retailers. In this position Mr. Malm also negotiated and acquired licenses for wall décor and negotiated and created new sales programs with major retailers. From 1999 through 2003 Mr. Malm was an Executive VP of Crystal Art of Florida, taking over management of the company in a hostile takeover. Prior to 1999 Mr. Malm was the President of O.S.P. Publishing, a consumers' products company specializing in manufacturing and selling licensed products.

John Swanson, Director of C-Stores and Key Accounts

Mr Swanson joins Hangover Joe's following his 10 year career with Red Bull Energy Drink. While at Red Bull, he rapidly moved through the ranks of the Red Bull hierarchy and was promoted to Regional Sales Manager in under 3 years. Mr Swanson took on the responsibility of some of Red Bull's largest accounts in the Mid-West during this time including, Wal-Mart, Kroger, Safeway, Walgreen's, and 7-11. In 2008 Mr Swanson took the position of Regional Sales Manager for Go Fast Sports and Beverage. Mr Swanson expanded Go Fast Sports & Beverage by 85% in 10 years, opening 7 new markets, adding over 3,000 new retail locations, initiating and executing some of the most aggressive retail programs in the market.

Robert Welcome, Director of C-Store (convenience stores) Accounts for Hangover Joe's. Prior to coming on board with Hangover Joe's Mr. Welcome has spent a significant amount of time around the convenience store industry. Mr. Welcome has served as a Regional Sales Manager for Pilot Oil Corporation (5 years), Director of Sales for Tradewinds Beverage Company (10 years), and Vice President of National Accounts for New Leaf Brands. Mr. Welcome brings a wealth of experience and relationships to the table and will be a valuable asset to Hangover Joe's.

GBS Team

John Blackington, *Managing Partner of GBS Growth Partners*, has over 30 years of experience, both as the owner of his own company and as a senior executive for several leading food and beverage companies, including The Coca-Cola Company. He has helped jumpstart a number of successful new brands today in critical areas ranging from helping build sales and distribution systems, expanding retail availability, developing equity strategies and sourcing capital. He has developed the 'Smart Equity' Project, an innovative way of partnering beverage startups with major beverage companies to create synergy and leverage. He has a passion for helping entrepreneurs reach commercial success. John received a BS and MBA from the Wharton School of the University of Pennsylvania.

Randy Smith *GM of GBS Smash Brands - California* - has over 15 years of sales, marketing and management success in the beverage industry. Randy has worked for Pepsi-Cola as well as for Solvi Brands LLC, who carried multiple new brands in their portfolio. Randy has extensive experience in customer account relations as a Key Account Manager for retail outlets such as Wal-Mart, Target, Kmart ampm/BP and 7-11 regionally. He has a proven track record in the design and field implementation of successful sales strategies and marketing promotions. Randy also has extensive experience in regional and territorial management helping brands gain distribution, in-store execution and understanding the competitive landscape. Randy is the General Manager of GBS Smash! Brands, Southern California. Smash! Brands provide turnkey sales and marketing services for brand owners; connecting brands with distributors, retailers and consumers in Southern California. Randy received his BA from Point Park University in Pittsburgh PA.

Jack Brennan is a seasoned executive with over 25 years in the food and beverage industry working with large companies as well as entrepreneurial start-ups. His experience spans senior positions with The Coca-Cola Company, Host Marriot Services, and G. Heileman Brewing. Jack has strong knowledge in critical areas such as strategic planning, business development, marketing, sales, distribution, operations and financing. Jack was previously a Partner with Tatleaux Partners, a consulting firm advising clients in areas of strategic planning and financing strategies. He has been interim CEO of several portfolio beverage companies. Jack received a BS in Business from Boston College.

Gordon Hill has over 30 years of experience in the beverage industry, holding senior management positions at both The Coca-Cola Company and the Dr Pepper Company. He is a specialist in establishing optimal routes to market via Direct, Direct Store Delivery, and Hybrid distribution systems. He has built and led high performance teams working with key retailers to enhance brand building initiatives. Gordon led the planning and the commercialization of the Contour bottle for the Coca-Cola field system. He has hands-on experience in distribution management, logistics, customer/channel contact development, marketing, customer relationship management, and market operational planning. Gordon received his BA from the University of Texas Arlington.



INVESTOR FACT SHEET

Hangover Joe's is the exclusive producer of The Hangover Recovery Shot, the official licensed product of The Hangover movie and the nation's Number One selling hangover recovery product. Taken the morning after, and featuring a patent-pending blend of antioxidants, vitamins and herbs, Hangover Joe's Recovery Shot is the quickest way to overcome the day-after side effects of alcohol consumption.



Ticker Symbol:	HJOE
Shares Outstanding:	120M
Market Cap:	$9.6M
Transfer Agent:	Corporate Stock Transfer
IR Firm:	CSIR Group, LLC
Law Firm:	Burns, Figa & Will, P.C.
Audit Firm:	GHP Horwath, P.C.
Management:	Michael Jaynes, President and Chief Executive Officer AMHC Managed Services, Inc., Chief Financial Officer Michael Malm, Vice President of Sales & Marketing John Swanson, Director of C-Stores and Key Accounts
Board Members:	J.W. Roth, Chairman of the Board Michael Jaynes, Director Michael Malm, Director
Recent Highlights:	New licensing and distribution deals established in Canada, Australia and New Zealand.
Recent Accolades:	Named the Number One New Product at the 2011 National Convenience Store Show Four-Star rating from BevNet Magazine, the leading beverage industry trade magazine.
Major Retail Locations:	7-Eleven stores, Racetrac, Loves Truck Stops, Valero, Hastings Entertainment, MGM Resorts, Harrah's, Terrible's Gas Stations, and Stripes Convenience.
Major Distribution Partners:	McClane, Core-Mark, Wirtz Beverage Group, Republic National Distributing.

Corporate Office:
Hangover Joe's Holding Corp.
2 N. Cascade Ave., Suite 1400
Colorado Springs, CO 80903
T: (877) 265-5821

Investor Relations:
Christine J. Petraglia
CSIR Group, LLC.
1412 Broadway, Suite 2304
New York, NY 10018
T: (212) 386-7082
christine@csirgroup.com

Transfer Agent:
Corporate Stock Transfer
3200 Cherry Creek Dr. S, Suite 430
Denver, CO 80209
T: (303) 282-4800

Hangover Joe's Get Up & Go!

MGM RESORTS INTERNATIONAL

Budweiser KING OF BEERS

Hastings Discover Your Entertainment

7 ELEVEN

Harrah's

McDonald Distributing Company

REPUBLIC NATIONAL DISTRIBUTING COMPANY

Love's

Paradise Beverages

HARRISON BEVERAGE

MarshallRetailGroup

RaceTrac

IT'SUGAR

JOHN LENORE & COMPANY

A2 Trade Partners

2 North Cascade Ave., Suite 1400

Colorado Springs, CO 80903

(877) 265-5821



Get Over It!
citrus recovery shot
HANGOVER
RECOVERY SHOT
WHOSE BABY IS THIS?
Alan
YOU MESSING WITH THE WRONG GUY.
Mr. Chow
Doug
HAVE YOU SEEN THIS MAN?
Phil
I STOLE A POLICE CAR
Stu
AM I MISSING A TOOTH?
WHERE'S DOUG?
2.0 fl. oz. (59ml)
Dietary Supplement